EXHIBIT 99.1

Instadose US Announces Management Transition
(INSD: OTC PINK)

CHESAPEAKE, Va., Jan. 14, 2022 /PRNewswire/ - The Board of Directors of Instadose Pharma Corp., a Nevada corporation, (“Instadose US”) announced that effective January 14, 2022, they have accepted the planned resignation of Grant F. Sanders as Chairman and CEO of Instadose US and as Chairman of its wholly owned Canadian subsidiary (“Instadose Canada”). Mr. Sanders will not hold any officer or director positions at Instadose US or Instadose Canada following his resignation.

Mr. Sanders had committed to lead Instadose Canada through its transition to a publicly traded US company (Instadose US), as outlined in the Final Order of the Supreme Court of British Columbia approving the plan of arrangement between Instadose US and Instadose Canada. After completion of the share exchange on December 31, 2021, which was the exchange of shares from Instadose Canada to Instadose US, and the first record setting international Cannabis shipment, Mr. Sanders has paved the road to success for the Instadose US business model. “I feel confident that the new management team and corporate structure is in excellent position to execute on my vision of Instadose US becoming the largest global distribution platform for medicinal cannabis,” stated Mr. Sanders.

During a 30-day transition period, Mr. Sanders will continue to support Instadose US and its wholly owned subsidiary (Instadose Canada) with his in-depth knowledge of this global cannabis distribution platform.

Alex Wylie will assume the role of interim Chairman of Instadose US, and interim CEO of Instadose US and Instadose Canada. Mr. Wylie will continue in his role as CFO of Instadose US and Instadose Canada. Instadose US’ Board of Directors will initiate a process to find a permanent Chairman and CEO of Instadose US. Alex Wylie will be a potential candidate for the role of CEO and/or Chairman.

Ed Borkowski has decided not to accept the position of CEO of Instadose Canada and instead agreed to assume the position as Vice Chairman of Instadose Canada. He will advise and guide the organization as it continues its transition into the US public markets.

About Instadose US

Instadose US is establishing a large commercial outdoor growing, cultivation, production and global distribution platform for medicinal cannabis and cannabinoid oil (the “Global Distribution Platform”). Instadose US endeavors to utilize the Global Distribution Platform to open the commercial gateway to a new wholesale marketplace capable of providing pharmaceutical industry companies with large, sustainable, consistent, diverse, and low-cost supplies of high-quality medicinal cannabis and cannabinoid oil for use in bulk as an active pharmaceutical ingredient. Instadose US’s Global Distribution Platform spans five (5) world continents to date, including Africa, Europe, Asia, South America, and North America. Within each continent, Instadose US is establishing operational subsidiaries and joint venture partnerships to secure access to government-issued licenses and permits in countries including The Democratic Republic of the Congo, the Republic of North Macedonia, the Portuguese Republic, the Republic of India, Colombia, Mexico, and Canada, each seeking to increase their level of participation within the global medicinal cannabis industry.

For more information, please visit us at: www.instadosepharma.com

This press release contains forward-looking statements and forward-looking information (collectively “forward-looking information”) within the meaning of applicable securities laws relating to the Company’s plans and other aspects of our anticipated future opportunities. Forward-looking information typically uses words such as “anticipate”, “believe”, “continue”, “trend”, “sustain”, “project”, “expect”, “forecast”, “budget”, “goal”, “guidance”, “plan”, “objective”, “strategy”, “target”, “intend”, “estimate”, “potential”, or similar words suggesting future outcomes, statements that actions, events or conditions “may”, “would”, “could” or “will” be taken or occur in the future, including statements about our plans, focus, objectives, priorities and position. In particular, and without limiting the generality of the foregoing, this press release contains forward-looking information with respect to our upcoming shipments of Medical Cannabis. The forward-looking information is based on certain key expectations and assumptions made by our Board and Management. Although we believe that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Since forward-looking information addresses future events and conditions, by its very nature they involve inherent risks and uncertainties. Our actual results, performance or achievement could differ materially from those expressed in, or implied by, the forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that we will derive therefrom. Management has included the above summary of assumptions and risks related to forward-looking information provided in this press release in order to provide security holders with a more complete perspective on our future operations and such information may not be appropriate for other purposes. Readers are cautioned that the foregoing lists of factors are not exhaustive. These forward-looking statements are made as of the date of this press release and we disclaim any intent or obligation to update publicly any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

SOURCE Instadose Pharma Corporation